Exhibit 23.1

                                                      15 Warren Street, Suite 25
                                                            Hackensack, NJ 07601
                                                              (201) 342-342-7753
                                                             Fax: (201) 342-7598
Paritz & Company, P.A.                                 E-mail: paritz@paritz.com




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Ticket to See, Inc.
2620 Regatta Drive, Suite 102
Las Vegas, NV 89128

Gentlemen:

We consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1/A of our report dated February 26, 2013 relating to the financial statements of Ticket to See, Inc. as of December 31, 2012, and for the period from June 6, 2012 (inception) December 31, 2012, and to the reference to us under the heading "Experts" in such Registration Statement.


/s/ Paritz & Company, P.A.
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Paritz & Company, P.A.
Hackensack, New Jersey
June 10, 2013